UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  October 2, 2007
PSYCHEMEDICS CORPORATION
(Exact Name of Registrant As Specified In Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-13738 (Commission File Number)	58-1701987 (I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts (Address of Principal Executive Offices)	01720 (Zip Code)
(978) 206-8220
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURE

Item 5.02	DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     (b)      On October 2, 2007, Psychemedics Corporation (the “Company”) determined that Thomas M. Harty would cease to serve as the Company’s principal accounting officer. Mr. Harty had served in such capacity on a temporary basis commencing on May 1, 2007.
     (c)      On October 2, 2007, the Company appointed Jennifer Chmieleski as Vice President and Controller of the Company. In such capacity Ms. Chmieleski, age 34, will serve as the Company’s principal financial and accounting officer. Since 1999, Ms. Chmieleski has served as Assistant Controller and as Controller of Edgewater Technology, Inc., a publicly traded company with 2006 revenues of $60 million. Prior to that she worked in public accounting. Ms. Chmieleski is a Certified Public Accountant.
               Ms. Chmieleski’s employment will be at will. She will receive a salary of $120,000 per year and will be eligible for an annual bonus ranging from 0% to 25% of eligible salary. Ms. Chmieleski will also be eligible to participate in the Company’s 2006 Equity Incentive Plan at the discretion of the Compensation Committee of the Board of Directors of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION

Dated: October 5, 2007

	By:	/s/ Raymond C. Kubacki, Jr.
Raymond C. Kubacki, Jr.,
Chief Executive Officer